EXHIBIT 99.1

Threshold Pharmaceuticals Announces Results of Annual Meeting of Stockholders

Reverse stock split of Threshold common stock at a ratio of 11-to-1 to be implemented and merger with Molecular Templates expected to close end of business today

MENLO PARK, Calif. – August 1, 2017 – Threshold Pharmaceuticals, Inc. (Nasdaq:THLD) announced today that its stockholders approved all of the proposals presented at the Annual Meeting of Stockholders held on July 31, 2017, including all proposals related to the merger with Molecular Templates, Inc. As a result of the stockholder approvals, on July 31, 2017, the Board of Directors of Threshold approved a reverse stock split of Threshold common stock at a ratio of every 11 shares outstanding to be combined and reclassified into one share. The reverse stock split will become effective at 5:00 p.m. EST on August 1, 2017. Subject to the satisfaction of customary closing conditions, the closing of the merger with Molecular Templates is expected to occur shortly following the effectiveness of the reverse stock split. Additionally, an equity financing in the amount of $40 million is expected to close following the closing of the merger with Molecular Templates, and a separate $20 million equity investment is expected to close following the $40 million financing. Assuming the closing of the merger occurs as expected, the shares of common stock for the combined company, which will be renamed Molecular Templates, Inc., will commence trading on The NASDAQ Stock Market on a post-reverse stock split basis under the new symbol “MTEM” on August 2, 2017.

About Threshold Pharmaceuticals

Threshold is a clinical-stage biopharmaceutical company focused on the development of drugs and diagnostic agents targeting the tumor microenvironment of solid tumors and hematologic malignancies. This approach offers broad potential to treat a variety of cancers. By selectively targeting tumor cells, we are building a pipeline of drugs that hold promise to be more effective and less toxic to healthy tissues than conventional anticancer drugs. For additional information, please visit the Company’s website at www.thresholdpharm.com.

About Molecular Templates

Molecular Templates is focused on the discovery, development, and commercialization of next-generation immunotoxins called Engineered Toxin Bodies (ETBs) for the treatment of cancers and other serious diseases. For additional information, please visit Molecular’s website at www.mtem.com.

Forward-Looking Statements Except for statements of historical fact, the statements in this press release are forward-looking statements, including all statements regarding the proposed merger with Molecular Templates, the related equity financings and the expected timing and closing thereof. These statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to: difficulties and uncertainties associated with the closing of proposed merger and related equity financings, including the risk that the conditions to the closing of the transactions are delayed or not satisfied; uncertainties as to the timing of the consummation of the transactions and the ability of each of party to consummate the transactions; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. Further information regarding these and other risks is included under the heading “Risk Factors” in the proxy statement/prospectus/information statement dated June 30, 2017 and in Threshold’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed with the Securities and Exchange Commission on July 31, 2017, and are available from the SEC’s website (www.sec.gov) and in other filings that Threshold will make with the SEC in connection with the proposed transactions. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. Unless otherwise required by applicable securities laws, we do not intend, nor do we undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.

Source: Threshold Pharmaceuticals, Inc. (THLD)

Contact:

Denise Powell

denise@redhousecomms.com

510.703.9491